Grubb & Ellis
                                                           Jeffrey B. Conover
                                                      Senior Retail Associate

August 9, 1995

Mr.  Harry Shuster
PLANET KIDS, INC.
8800 Irvine Center Drive
Irvine, California 92718

Re:   Commencement Date of Lease
      1536 E.  Katella Avenue
      Orange, California

Dear Harry:

This letter shall act as a rider to your existing lease to reflect the exact date of lease commencement by and between Eastrich Multiple Investor Fund, L.P., a Delaware limited partnership (Landlord) and Planet Kids, Inc., a California corporation (Tenant).

The exact commencement date of the lease is August 9, 1995.

Pursuant to 4. 1 (a) of the existing lease document, it is mutually agreed to that fixed minimum rent shall commence one hundred and twenty (120) days after the commencement date of the lease.

Sincerely,

GRUBB & ELLIS COMPANY
COMMERCIAL REAL ESTATE SERVICES



Jeffrey Conover
Senior Retail Associate

JC/mrf

cc:    George Koppe
       Rhonda Price


Agreed to and Accepted:

PLANET KIDS, INC.

- - -------------------------                         --------------------------
Harry Shuster, President                          Date


                           Grubb & Ellis Company
      4000 MacArthur Boulevard, Suite 1500, Newport Beach, CA 92660
                (714) 833-2900 Ext. 252  Fax (714) 833-8037

                              COMMERCIAL LEASE
                           Shopping Center Tenant
                                (Triple  Net)

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises hereinafter described on the terms and conditions set forth in this Lease Agreement, hereinafter called "this Lease."

                          Basic Lease Provisions

The words and figures set forth in Paragraph "A" to "Q" both inclusive, are part of this Lease wherever reference is made thereto, unless they are expressly modified elsewhere in this Lease.

A. Date of Execution:                  K. Percentage Rent Rate: None___________%
   As of____________, 199_                Payable monthly.

B. Landlord: Eastrich Multiple         L. Landlord's Address for Notices:
   Investor Fund, L.P. a Delaware         Midland Loan Services, L.P.
   Limited Partnership, Midland Loan      P.O. Box 419539
   Services L.P., a Missouri Limited      Kansas City, Missouri 64141-6539
   Partnership, its attorney in fact,     (816) 435-3635
   by Jeff E. Johnson Portfolio
   Director

C. Tenant: Planet Kids, Inc., a        M. Tenant's Business Address and Phone
   California Corporation                 Number for Notices:
   _________________________________      8800 Irvine Center Drive
                                          Irvine, California 92718
D. Tenant's Trade Name:                   _____________________________________
   Planet Kids______________________      _____________________________________
                                          _____________________________________
E. Shopping Center: The property       N. Tenant's Resident Address and Phone
   particularly described and depicted    Number:______________________________
   on the Plot Plan marked Exhibit A,     _____________________________________
   located at:                            _____________________________________
   1536 E. Katella                        _____________________________________
   Orange, California 92667               _____________________________________
                                          _____________________________________
   Name of Shopping Center:
   Tustin & Katella Plaza West         0. Tenant's Construction Requirements are
                                          set forth on Exhibit C.
F. Premises: The area shown on
   Exhibit A containing the following
   approximate measurements:           P. Brokers:
   Frontage:_____________________feet     1) for Landlord:


                                          Grubb & Ellis Company________________
   Depth:________________________feet     _____________________________________

   Floor Area: 12,240_____square feet     2) for Tenant:

                                          Grubb & Ellis Company________________
                                          _____________________________________
G. Purpose (Use): Planet Kids child-
   ren's oriented, indoor, commercial
   recreation facility, with support   Q. Guarantors:
   activities including food service      United Leisure Corporation___________
   and gift store.                        _____________________________________
   _________________________________
                                          EXHIBITS: (Check if attached "X")
                                        X A - Site Plan
H. Term: Ten (10) years.                  B - Sign Criteria
                                          C - Construction Obligations
I. Minimum Rent: $ 10,404.00 per month    D - Remodeled Premises
                                        X E - Addendum

J. Security Deposit: $ 10,404.00
   Prepaid Rent:     $ 10,404.00


LANDLORD                                TENANT
Eastrich Multiple Investor Fund, L.P.   Planet Kids, Inc., a
a Delaware Limited Partnership,         California Corporation
Midland Loan Services L.P., a Missouri
Limited Partnership, its attorney in
fact, by Jeff E. Johnson, Portfolio
Director


___________________________________     ________________________________________
Jeff E. Johnson                         Harry Shuster

                                COMMERCIAL LEASE

                             Shopping Center Tenant
                                  (Triple Net)

Paragraph                                                    Page
Number      Title                                          Number
30          ABANDONMENT.................                      10

47          ADDITIONAL PROVISIONS.......                      12

19          ASSIGNMENT AND SUBLETTING...                       7

28          ATTORNEY'S FEES.............                      10

26          BANKRUPTCY OR INSOLVENCY....                      10

(Face Page) BASIC LEASE PROVISIONS........................ Cover

2           BUSINESS RIGHTS AND RESTRICTIONS..........        1

5           COMMON AREA...............................        3

36          CONSENT...................................       11

39          CONSTRUCTION FINANCING....................       11

10          DAMAGE AND RESTORATION....................        5

25          DEFAULT...................................        8

18          DELAYING CAUSES...........................        7

34          EFFECT OF CONVEYANCE......................       11

12          EMINENT DOMAIN............................        6

17          ENTRY BY LANDLORD.........................        7

11          FLOOR AREA DEFINED........................        5

46          GENERAL PROVISIONS........................       12

45          GUARANTEES................................       12

13          INDEMNITY; WAIVER.........................        6

9           INSURANCE.................................        5

37          INTERPRETATION............................       11

35          LANDLORD'S DEFAULT; NOTICE TO LENDER......       11

43          LATE CHARGES AND INTEREST..................      11

16          LIENS......................................       7

20          NOTICES....................................       8

24          OFFSET STATEMENT...........................       8

14          OPERATION OF BUSINESS......................       6

1           PREMISES...................................       1

41          PROHIBITION AGAINST RECORDING..............      11

22          QUIET ENJOYMENT............................       8

40          REAL ESTATE BROKERS; FINDERS...............      11

27          REMEDIES CUMULATIVE........................      10

33          REMOVAL OF TENANT'S PROPERTY...............      10

4           RENT.......................................       2

8           REPAIRS, MAINTENANCE, ALTERATIONS..........       4

38          REPRESENTATIONS............................      11

44          SAFETY AND HEALTH..........................      12

42          SEVERABILITY...............................      12

15          SIGNS AND ADVERTISING......................       7

23          SUBORDINATION..............................       8

31          SUBTENANCIES...............................      10

32          SUCCESSORS.................................      10

21          SURRENDER OF POSSESSION............               8

6           TAXES.............................                1
                                                              4
3           TERM...............................               1

7           UTILITIES..........................               4

29          WAIVER OF DEFAULT..................              10

                                 LEASE AGREEMENT

1.        PREMISES.

1.1 Construction: The Premises leased to Tenant are to be constructed substantially in accordance with Exhibit C.

1.2 Location: Tenant's Premises shall be located as shown on Exhibit A. The parties acknowledge that Exhibit A describes the perimeter of the shopping center before the dedication or grant of easements for highways, streets, and public ways. Exhibit A sets forth a proposed general layout of the shopping center, and shall not be deemed a representation by Landlord that the shopping center shall be constructed as indicated thereon or that any tenants or occupants designated by name or nature of business thereon shall conduct business in the shopping center during the term of this lease; and Landlord may in its sole discretion, increase, decrease, or change the number, locations, and dimensions of the buildings, the premises therein, driving lanes, driveways, walkways, parking spaces and other improvements shown on Exhibit A, and Landlord reserves the right to make additions and alterations to all buildings constructed in the shopping center. Landlord's right in its sole discretion to change the nature, size, configuration or other aspects of the common area, shall include, without limitation the right to (i) underground or multideck the parking areas, (ii) close off any portion of such common areas for repairs or to such extent as may be legally sufficient in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of rights of the public or any person therein and/or designate certain portions of the parking areas for the exclusive use of specified tenants. The Landlord reserves the right to enter the space above drop ceilings to install conduits, utilities and other items necessary to the operation of the shopping center so long as there is not an unreasonable interference with the business operations of Tenant. Such reservation in no way affects maintenance obligations imposed herein. Landlord's changes shall not adversely affect tenant's use, access, and quiet enjoyment and parking access.

1.3 Lease: References to "this Lease" include all exhibits and matters incorporated by reference as part of this Lease, and the Basic Lease Provisions appearing on the Face Page.

2.       BUSINESS RIGHTS AND RESTRICTIONS.

2.1 Purpose: The premises shall be used solely for the purpose set forth in Paragraph G under the trade name set forth in Paragraph D and for no other purpose whatsoever.

2.2 Restrictions: Tenant shall not, without Landlord's prior written consent, (a) conduct any auction or bankruptcy sale, (b) conduct any fire sale except as a result of a fire on the premises, (c) conduct any close-out sale except at the expiration of the lease term, (d) sell any so-called "surplus," "Army and Navy," or "secondhand" goods, as those terms are generally used at this time and from time to time hereafter, on or from the premises, or (e) violate any restrictive use covenants.

2.3 Covenants and Easements: Tenant's consent shall not be required for the creation of any covenants, easements or rights of way which are created by or reasonably required by the action of any governmental authority. This Lease is subordinate and subject to any Reciprocal Easement Agreement executed by Landlord with respect to the Shopping Center.

2.4 Limitations on Use: No activity, occurrence or use shall be conducted or permitted on any part of the Premises which is obnoxious to, out of harmony with, or objectionable to the development or operation of the Premises and/or adjoining properties, including, without limitation, the following prohibited activities, occurrences and uses: (i) no merchandise shall be displayed or sold outside the enclosed building areas on the Premises; nor shall any use other than parking and landscaping, be made of any outside areas; (ii) no solicitation of any kind, distribution or handbills or other materials, shall be permitted outside the enclosed building areas on the Premises; (iii) no loud speakers or other sound which may be heard or experienced outside the enclosed building areas on the Premises and no nuisance, incineration, fires on or adjacent to the Premises, explosion, obnoxious odor or obnoxious noise shall be permitted; (iv) no auction, fire, bankruptcy, going out of business or similar sale shall be conducted or advertised;
         (v) nothing shall be done which shall be injurious to the Premises or adjoining properties or unlawful or contrary to public policy or to a law, ordinance, regulation or requirement of any public authority, or would constitute an extrahazardous use, or would violate, suspend or void any policy of insurance requlred to be carried on the Premises or which would increase the rate of insurance thereon, and if the insurance cost be increased by such an act, the increased cost of such Insurance shall also be paid by Tenant; (vi) no use shall be made of the sidewalk area on the Premises other than pedestrian movement; (vii) there shall not be permitted the use by the public, as such, of the Premises or any part thereof without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises of any part thereof; (vill) no act or omission of Tenant shall permit any lien or encumbrance of any kind whatsoever to attach to the Premises; and (ix) no act or omission which would constitute a breach, or event which with passage of time, notice of either or them, would constitute a breach of any Reciprocal Easement Agreement.

2.5 Compliance with Laws: Tenant shall throughout the lease term, at Tenant's sole cost and expense, promptly comply with all laws and ordinances and notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to all or any part of the premises, exterior as well as interior, foreseen or unforeseen, ordinary as well as extraordinary, structural as well as non-structural, or to the use or manner of use of the premises or to the sidewalks, curbs and access ways adjoining the premises; if Tenant should at any time receive notice of non-compliance with any of the foregoing it shall promptly give a copy of the same to Landlord. Without limiting the generality of the foregoing, Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful use of the premises for the purposes herein provided and Tenant shall pay all income taxes, license fees, and other taxes which are or may be assessed, levied or imposed upon Tenant in connection with Tenant's operation of its business upon the premises. The Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and other policies or insurance at any time in force with respect to the premises. Tenant will not be liable for structural alteration unless necessitated by Tenant's use of the Premises.

2.6 Certificate of Occupancy: In no event shall Tenant open for business unless and until Tenant shall have obtained a Certificate of Occupancy from the appropriate governmental authorities. Tenant shall provide Landlord with a copy of said Certificate of Occupancy within ten (10) days of its receipt by Tenant. The parties acknowledge any operation without a Certificate of Occupancy shall and is deemed to be a substantial material breach. Such action shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, in addition to all other remedies, Landlord may charge Tenant twice the minimum rent for the period Tenant is open for business without a Certificate of Occupancy, which the parties agree is a fair and reasonable estimate of the damage caused Landlord by such action. Acceptance of such rent shall not constitute a waiver of Tenant's default.

3.       TERM.

3.1 Duration: The term of the Lease shall be for a period of years set forth in paragraph H commencing when Landlord tenders delivery of the premises to Tenant (hereinafter called "Commencement Date").

3.1a If Tenant is unable to obtain all the necessary governmental approvals and authorizations (including, without limitation, any required zoning change or variance and all necessary building permits) required for the construction of Tenant's initial tenant improvements in the Premises and the operation of Tenant's business therein (collectively, "Required Approvals") on or before that day (the "Outside Date") which is ninety (90) days after the date of the execution and delivery of this Lease by both parties, then the Lease shall, except as expressly set forth below, automatically terminate as of the Outside Date without any further action of either party and neither party shall have any further liability to the other; provided, however, that Landlord shall return to Tenant any prepaid rent and/or security deposit paid by Tenant. Notwithstanding the foregoing, if by the Outside Date any Required Approvals have not yet been granted but the applicable governmental entity has given reasonable assurances that the remaining Required Approvals will be granted within the thirty (30) day period following the Outside Date, then the Outside Date shall be extended for an additional thirty (30) days. Furthermore, if the Lease is terminated pursuant to this provision and Tenant thereafter obtains all of the Required Approvals and desires to lease the Premises on the same terms and conditions set forth herein, then Landlord shall be required to lease the Premises to Tenant pursuant to the terms herein, so long as Landlord has not procured another tenant (or is then in active negotiations with another tenant) for the Premises.








                                      I (a)

3.2 Cancellation: If for any reason whatsoever the term of this Lease has not commenced within three (3) years after the date of execution of this Lease, this Lease shall be automatically deemed cancelled and shall have no further force or effect

3.3 Security Deposit: Upon signing of this Lease, Tenant shall deposit with Landlord the sum set forth in Paragraph J as security for the faithful performance of obligations of Tenant under this Lease. This security deposit shall not constitute payment of the last month's rent hereunder. If on the expiration of the term, or any extension thereof, Tenant shall have fully performed all of Tenant's obligations hereunder then the security deposit, without interest, shall be returned to Tenant less the standard post move out cleaning charge of two hundred fifty dollars ($250.00). Landlord shall have the right to but need not apply the deposit to pay any default of Tenant hereunder, and if Landlord does so apply the deposit Tenant shall, upon demand, immediately deposit with Landlord an amount of cash equal to the amount so applied so that Tenant shall at all times have on deposit with Landlord the amount herein specified as security. At Landlord's election, and upon thirty (30) days prior notice to Tenant, the Security Deposit shall be increased in accordance with the formula for adjustment of minimum monthly rent as described in Paragraph 4.1(b).

4.       RENT.

4.1 Amount: Tenant shall pay Landlord without prior demand, deduction, set-off, counterclaim or offset during the lease term the rent provided in this paragraph 4.1: and all other additional sums as provided in this Lease.

         a. "Fixed Minimum Rent," "Minimum Rent" or "Monthly Minimum Rent," as used herein, shall mean the monthly rate provided in Paragragh I of the Basic Provisions, payable on the first day of each month during the term. Fixed minimum rent shall commence one hundred twenty (120) days after the Commencement Date of the Lease. The first month's installment of Minimum Rent shall be prepaid on the execution of this Lease. Fixed minimum rent does not include any other payments due under this Lease (i.e., common area charges, taxes, insurance, etc. which are payable from the Commencement Date) other than the amount stated in Paragraph I.

         b. Fixed minimum monthly rent shall be adjusted as follows: SEE ADDENDUM II.


4.2 First Partial Month: If fixed minimum rent shall commence on a day other than the first day of a calendar month:
         a. Fixed minimum rent for the first partial month shall be prorated on the basis which the number of days of the term of this Lease in such month bears to thirty (30), and as so prorated shall be paid on the first day of the following month.
         b. Tenant's gross sales for the first partial month shall be included as gross sales for the first lease year of this Lease, and the daily minimum rent provided in Paragraph 4.2(a) shall be deducted in computing the percentage rent payable for that lease year.

4.3      Lease Year
         a. "Lease year" shall mean that period of twelve (12) or less consecutive months which ends on December 31st of each year and which falls within the term of this Lease and the period from the last December 31st during the term to and including the last day of the term.

4.9 Definition of Rent: The term "rent", whenever used in this Lease, shall also mean all other charges payable by Tenant in addition to Fixed Minimum Rent, including Tenant's share of real estate taxes, insurance and common area charges whether or not the same be designated as rent. Unless otherwise provided in this Lease, all rent except Fixed Minimum Rent shall commence upon the date of delivery of the Premises to Tenant. The date Fixed Minimum Rent shall commence shall be set forth in Section 4.1(a), above.

4.10 Accord and Satisfaction: No payment by Tenant or receipt by Landlord of a lesser amount of monthly rent or any other sum due hereunder, shall be deemed to be other than a payment of the earliest due rent or payment, nor shall any endorsement or statement on a check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or payment or pursue any other remedy available in this lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice given or required to be given pursuant to applicable law.

5.     COMMON AREA.

5.1 Definition: The common area is that area within the shopping center which is neither occupied by buildings (excluding roof overhangs and canopies, columns supporting roof overhangs and canopies, and subsurface foundations, enclosed hallways and restrooms not located within the premises of a single tenant) nor devoted permanently to the exclusive use of a particular tenant, except that areas containing pylon signs and buildings or structures which are used with respect to the operation of the common area shall be deemed to be part of the common area. The common area includes any area designated as a building area on Exhibit A until such time as it is improved with a building.

5.2 Initial Construction: The initial construction of common area improvements shall be completed by Landlord and shall not be charged to Tenant. Areas designated as building areas on Exhibit A need not be improved but shall be kept in clean and level condition. Prior to the Commencement Date Landlord shall complete sufficient portions of the parking areas to meet governmental requirements for parking for completed buildings.

5.3 Use: During the lease term Tenant, its subtenants, concessionaires, licensees, invitees, customers, and employees shall have the nonexclusive right to use the common area in common with Landlord, other owners of portions of the shopping center, other tenants, and their respective subtenants, concessionaires, licensees, invitees, customers, and employees, subject to the provisions of this Lease.

5.4 Maintenance: Landlord shall pay and be responsible for maintaining all improvements on the common area in good and sanitary order, condition, and repair, including making replacements as Landlord deems necessary or desirable, including without limitation, (1) managing, (2) cleaning and removing rubbish and dirt, (3) labor, payroll taxes, materials, and supplies, (4) all utility services utilized in connection therewith, including sewer service fees, (5) maintaining, repairing, and replacing paved and unpaved surfaces, curbs, directional and other signs, landscaping, lighting facilities, drainage, and other similar items,
         (6) all premiums on compensation, casualty, public liability, property damage, and other insurance on the common area, (7) rental cost for or straight-line depreciation on tools, machinery, and equipment used in connection with the above, (8) all real property and personal property taxes and assessments levied or assessed against the common area, and
         (9) any regulatory fee or surcharge or similar imposition imposed by governmental requirements based upon or measured by the number of parking spaces or the areas devoted to parking in the common area, (10) policing the parking areas (including costs of security guards, if necessary), (11) replacements, alterations or additions made in compliance with governmental requirements (the cost of such items to be depreciated or amortized as part of common area costs instead of direct costs if appropriate under generally accepted accounting principles),
         (12) Christmas decorations, holiday decorations, promotional and shopping center grand opening costs, removal of hazardous or toxic materials. Notwithstanding any of the foregoing, if Tenant causes additional costs by reason of its operation, such as insurance, security or lighting for abnormal operating hours, Landlord may in its discretion charge such costs directly to Tenant.

                                  See Page 3(a)

5.5 Records: Landlord shall keep accurate records showing in detail all expenses incurred for such maintenance. These records shall, upon reasonable request, be made available during business hours at the offices of Landlord for inspection by Tenant. INITIAL

5.6 Tenant's Contribution: The contribution for expenses by major Tenants, if any, shall be deducted from the total expenses before other Tenants pro rata shares are calculated and the square footage of such major Tenants shall not be included in the total square footage of the Shopping Center for calculating Tenant's pro rata share of common area costs. The Tenant's pro rata share shall be calculated at Landlord's sole discretion as either (i) the ratio which Tenant's floor area specified in Paragraph F of the Basic Provisions, bears to the total floor area in the Shopping Center described in Paragraph E (adjusted for major Tenants as set forth above and exclusive of outside sales areas, basements and mezzanines), or (ii) if the Premises are a part of a parcel, the ratio which Tenant's square footage bears to the total square footage in the Parcel (adjusted for major Tenants as set forth above, and exclusive of outside sales areas, basements and mezzanines). Tenants shall pay to Landlord within three (3) days after delivery of Landlord's statement, but not more often than monthly. Tenant's pro rata share of the amount of all expenses described in Paragraph 5.4 together with estimated taxes per Section 6.2 and estimated insurance per Section 9.3 based either on (a) the amount of such expenses actually incurred for the billing period, or (b) equal periodic installments which have been estimated in advance by Landlord for a particular calendar year, in which event Landlord shall within ninety (90) days after the end of such year, adjust the estimated expenses to reflect the actual expenses incurred for such year. The definition of "major Tenant" for purposes of this paragraph 5.6 is a Tenant that occupies 15,000 square feet or more of floor area.

5.7 Operation and Control: Landlord shall have general possession and control of the entire common area and may from time to time adopt rules and regulations pertaining to the use thereof. Landlord shall, except as otherwise provided herein, operate and maintain the common area during the lease term. The manner in which the common area shall be operated and maintained and the expenditures therefor shall be in the Landlord's sole discretion. Landlord reserves the right to appoint a substitute operator, including but not limited to, any tenant in the shopping center, to carry out any or all of Landlord's rights and duties with respect to the common area as provided in this Lease; and Landlord may enter into a contract either by a separate document or in a lease agreement with such operator on such terms and conditions and for such period as Landlord shall deem proper: and if Landlord does so, Landlord shall pay the charges therefore from the management fees described in Paragraph 5.4.

Continued Paragraph 5.4 - Exclusion of Capital Repair Items from CAMS:

Notwithstanding anything to the contrary set forth in the Lease, no costs for items considered capital repairs, replacements, improvements or equipment under generally accepted accounting principles consistently applied or otherwise shall be included in the expenses described in this Paragraph 5.4 for purposes of calculating Tenant's pro rata share thereof pursuant to Paragraph 5.6 of the Lease.








                                      3 (a)

5.8 Employee Parking: Landlord may designate what part of the common area, if any, shall be used for automobile parking by employees of owners and employees of tenants, occupants, and licensees. No employee of any such owner, tenant, occupant, or licensee shall use any part of the common area for parking except such area or areas as may be so designated. As part of the Rules and Regulations Landlord may require Tenants to supply lists of license plate numbers of employees, the right to tow employee automobiles illegally parked without liability and/or the right to impose fines or charges on Tenant for illegally parked employee automobiles.

5,9 Obstructions: No fence, wall, structure, division, rail or obstruction shall be placed, kept, permitted or maintained upon the common area or any part thereof by Tenant; nor shall the sale, display, advertising, promotion, or storage of merchandise or any business activities of any kind whatsoever be conducted therein without Landlord's prior written consent; nor shall Tenant permit any person to use the common area for solicitations, demonstrations, or any other activities that would interfere with the conduct of business in the shopping center or which might tend to create civil disorder or commotion.

6.       TAXES.

6.1 Personal Property Taxes: Tenant shall pay before delinquency all license fees, public charges, property taxes and assessments on the furniture, fixtures, equipment and other property of or being used by Tenant at any time situated on or installed in the premises.

6.2      Real Property Taxes:

         a. Tenant shall pay as additional rent any and all real property taxes and general or special assessments, and installments thereof, (including any tax on rent whether or not substituted in whole or in part for real property taxes or assessments and any license fee imposed by a local governmental body on the collection of rent, and excluding federal and state income taxes), which shall during the lease term be levied or assessed against all or any portion of the premises or imposed on Landlord. Said real property taxes and assessments for the first and last lease years hereunder shall, if necessary, be prorated and apportioned between Landlord and Tenant to coincide with the commencement and expiration of the lease term. Tenant shall pay its estimated share of taxes, monthly, as part of common area maintenance charges pursuant to Section 5.6.
         b. Tenant shall be liable only for that portion of the taxes and assessments attributable to the premises based upon individual assessment valuations (proration) supplied by the County Assessor. Said proration shall be conclusive upon both parties unless the parties otherwise mutually agree in writing. In the absence of a proration supplied by the County Assessor or a written agreement by the parties, Tenant's share shall be determined by multiplying the amount payable set forth in the tax bill by a fraction in which the numerator is the floor area of Tenant's premises, as specified in Paragraph F, and in which the denominator is, at the Landlord's sole election, (i) the occupied floor area of all premises included in the tax bill, and (ii) the occupied floor area of all premises in the Parcel.
         C. If the premises are separately billed pursuant to a segregation, Tenant shall pay as additional rent the amount of such taxes and assessments directly to the tax collector. If the premises are not separately assessed, Tenant shall pay Tenant's share of such taxes and assessments to Landlord as specified above. Each party shall furnish the other, upon written request, evidence of payment of such taxes and assessments.
         d. Tenant acknowledges and understands that in the event Landlord should at any time in the future sell the Premises, then pursuant to California Constitution Article XIIIA (Proposition 13, Jarvis-Gann Initiative) there would probably be a substantial increase in the real property taxes which will be pro-rata borne by Tenant. Landlord expressly retains the right to sell or otherwise transfer the Premises and/or the Shopping Center, and neither Landlord nor its purchaser shall have any liability to Tenant should Tenant's liability for real property taxes be increased by reason of such sale or transfer.

6.3 Business Taxes: Tenant shall pay all special taxes and assessments or license fees levied, assessed or imposed by law or ordinance, by reason of the use of the premises for the specific purposes set forth in this Lease.

7. UTILITIES. Nothing contained in this Lease shall limit Landlord in any way from granting or using easements on, across, over, and under the shopping center for the purpose of providing utility services. If Tenant operates any type of food service operation Tenant shall install and maintain at Tenant's expense, a grease trap.

8.        REPAIRS, MAINTENANCE, ALTERATIONS.

8.1 Landlord's Repairs: Landlord shall keep in good condition and repair the foundation, roof and exterior and bearing walls of the premises, and perform major parking lot repairs and replacement, and replacement of air conditioning systems. Landlord will paint the exterior of the premises. The cost of such repairs, painting and any necessary replacements shall be a portion of the common area expense as specified in Paragraph 5 above. Because of the substantial cost of any such repairs and the long time between the necessity for such repairs, Tenant's non-refundable contribution towards such repairs is hereby established at the rate of ten percent (10%) of all other common area maintenance charges computed per Section 5.4 above. Any portion of the Tenant's contribution not expended in any year shall be reserved for future expenses so that Tenant's contribution to the common area charge for repairs and replacements made under this Paragraph 8 shall not exceed said amount unless the cost of such replacements has exhausted the repair and replacement reserve created by this charge. This contribution is in addition to Tenant's contribution to common area expenses as set forth in Paragraph 5. No portion of said contribution shall be returned to Tenant upon termination of this Lease, whether or not fully expended at that time. Landlord will employ a roof maintenance service company and an air conditioning service company to provide repair and preventative maintenance for roofs and air conditioning units. Costs of said services shall be included in the common area charges and shall be prorated pursuant to Paragraph 5.6. For purposes of this particular proration, floor area of any buildings not included in said roof maintenance service or air conditioning service shall be excluded from denominator.

8.2 Tenant's Repairs: Except as expressly provided in Paragraph 8.1, and subject to Landlord's prior written approval thereof, Tenant shall make all required repairs, replacements or additions of any kind whatsoever upon the exterior or interior of the Premises (including plate glass). Any equipment, facilities or fixtures shall, at Tenant's sole expense, be kept, repaired, maintained, and replaced, or added to, at all times by Tenant to keep same in good order and in sanitary and safe condition and repair and in accordance with all governmental requirements and insurance requirements. Tenant shall be liable for any interior damages caused by roof leaks.

8.3 Alterations: Tenant shall not make any major alterations, changes or improvements (collectively called "Major improvements") in or to the interior or exterior of the premises without the prior written consent of Landlord. All improvements shall become part of realty upon installation thereof. Any interior work which may affect the air conditioning system or cause penetration through the roof of the building must receive Landlord's prior written consent and shall be accomplished at Tenant's sole risk. Tenant shall be liable for any consequential damages as a result of these improvements. *

8.4 Notice: Before the commencement of any improvements, Tenant, at its cost, shall furnish to Landlord a Performance and Completion Bond issued by an insurance company qualified to do business in California, in a sum equal to the cost of the improvements (as determined by the construction contract between Tenant and its contractor) guaranteeing the completion of the improvements free and clear of all liens and other charges, and in accordance with the plans and specifications. The improvements shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants of the Shopping Center. Tenant shall give Landlord not less than ten (10) days' notice in writing prior to the commencement of the improvements and Landlord shall have the right to post Notice of Non-Responsibility in or on the Premises, as provided by law.

         *"Major Alteration" shall mean any alteration that involves any structural supports or structural columns, or any alteration or addition that costs in excess of $30,000.00.

8.5 Status of Alterations: Any improvements made, excluding trade fixtures and all computers and other installations of a non permanent nature, shall remain on and be surrendered with the Premises on the expiration or termination of the term, except that Landlord can elect within thirty (30) days before the expiration of the term, or within thirty
         (30) days after termination of the term, to require Tenant to remove any improvements that Tenant has to the Premises. If Landlord so elects, Tenant, at its cost, shall restore the Premises to the condition specified in Paragraph 21.

8.6 As Built Plans: On completion of any work of alteration, addition or improvement by Tenant, or any subtenant, Tenant shall supply Landlord with "as built" drawings accurately reflecting all such work.

9.       INSURANCE.

9.1 Liability Insurance: a. Tenant shall during the lease term maintain in full force a policy or policies of comprehensive liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the premises and any portion of the common area which is subject to Tenant's exclusive control. Said liability insurance shall be in an amount of no less than one (1) Million Dollars ($1,000,000) combined single limit for bodily and personal injury and property damage, which amount may be reasonably increased from time to time by Landlord.

         b. Landlord shall during the lease term, subject to reimbursement from Tenants, maintain in full force a policy or policies of comprehensive liability insurance issued by one or more insurance-carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the common area, except any portion thereon subject to Tenant's exclusive control. Said liability insurance shall be in an amount of not less than One Million Dollars ($1,000,000.00) combined single limit for bodily and personal injury and property damage. The cost thereof shall be included within the common area expense provisions of paragraph 5.6.

9.2 Worker's Compensation Insurance: Tenant shall at all times maintain Worker's Compensation Insurance in compliance with California law with limits of not less than One Hundred Thousand Dollars ($100,000).

9.3      Fire  Insurance:

         a. Landlord shall pay for and shall maintain in full force and effect during the term of this Lease a standard form of extended coverage endorsement and standard form of lender's loss payable endorsement issued to the holder or holders of a mortgage or deed of trust secured by the premises and on all or part of the shopping center in an amount equal to the full replacement cost (without deduction for depreciation) of the premises (including malicious mischief, special extended coverage, earthquake, and sprinkler leakage coverage, and rental insurance equal to fixed minimum rent plus Tenant's share of insurance, taxes and other common area maintenance expenses for up to one (1) year. Tenant shall reimburse Landlord for premiums incurred by Landlord for such insurance as part of common area expense provisions of Paragraph
              5.6. If such insurance covers premises in addition to Tenant's premises, Tenant's share of the premiums shall be based on the premium allocation made by the insurance carrier or insurance broker; and if the carrier or insurance broker does not make such allocation, then at Landlord's election, on the basis which Tenant's floor area, specified in paragraph F, bears to either (i) the total occupied floor area covered by such insurance, or (ii) the total occupied floor area in the Parcel.

         b. Tenant shall pay for and shall maintain in full force and effect during the term of this Lease a standard form policy or policies of fire, extended coverage and vandalism, with standard form of extended coverage endorsement covering all stock in trade, trade fixtures, equipment, and other personal property located in the premises and used by Tenant in connection with its business.

9.4 Waiver of Subrogation: Each party ("Insured") hereby waives its entire right of recovery against the other party, the other party's officers, directors, agents, representatives, employees, successors and assigns with respect to any loss of damage, including consequential loss or damage, to the insured's property caused or occasioned by any peril or perils (including negligent acts) covered by any policy or policies carried by the insured.

9.5      General Requirements:

         a. All policies of insurance to be carried hereunder by Tenant shall be written by companies satisfactory to Landlord and licensed to do business in California, and holding a Best's Policy Holding Rating of "A" and a size category of "XI" or better.
         b. Each policy of public liability insurance required to be carried under Paragraphs 9.la and b shall be primary and noncontributing with the insurance carried by the other party, except for automobile liability insurance carried by the other party, and shall be excess over such automobile liability insurance.
         C. The policy required under Paragraph 9.1(a) shall expressly include, severally and not collectively, as named or additionally-named insured thereunder, Landlord and any person or firm designated by the Landlord and having an insurable interest thereunder, hereinafter called "additional insured," as their respective interests may appear.
         d.       Said  insurance  shall  not  be  subject  to  cancellation  or reduction in coverage except upon at least thirty (30) days prior written notice to each additional insured. The policies of insurance or duly executed certificates evidencing them, together with satisfactory evidence of the payment of premiums thereon, shall be deposited with each additional insured at the commencement of the term and not less than thirty (30) days prior to the expiration of the term of such coverage. If the primary insured falls to comply with this requirement, any additional insured may obtain such insurance and keep it in effect, and the primary insured shall pay to the additional insured the premium cost thereof upon demand with interest from date of payment by the additional insured to the date of repayment by the primary insured.
         e. If Tenant fails to provide an appropriate certificate of insurance at least fifteen (15) days prior to the commencement of the term and each renewal thereof Landlord may procure such insurance and add the cost thereof to the next monthly rent due from Tenant with interest.

9.6 Blanket Insurance: Each party shall be entitled to fulfill its insurance obligations hereunder by maintaining a so-called "blanket" policy or policies of insurance in such form as to provide by specific endorsement coverage not less than that which is required hereunder for the particular property or interest referred to herein.

10.      DAMAGE AND RESTORATION.

10.1 Duly to Restore: If the improvements on the premises or the shopping center are partially or totally damaged by fire or other casualty so as to become partially or totally untenantable, which damage is insured against under any policy of fire or extended coverage insurance then covering the damaged improvements, this Lease shall not terminate and said improvements shall be rebuilt by Landlord with due diligence at Landlord's expense unless Landlord elects to terminate this Lease as provided in Paragraph 10.2.

10.2 Election to Terminate: If the improvements on the premises or the shopping center, whether or not the premises are a part thereof, are damaged by an insured casualty to the extent of at least twenty-five percent (25%) of their replacement cost (cost to repair or replace at the time of loss without deduction for physical depreciation) during the term of this Lease other than during the last three (3) lease years of said term, or to the extent of at least ten percent (10%) thereof during the last three (3) lease years of said term or to any extent by an uninsured cause at any time during the lease term, or by an insured or uninsured cause during any extension or renewal of the lease term, Landlord shall, within not more than ninety (90) days after such damage, notify Tenant of Landlord's election to terminate this Lease or to restore the improvements on the premises and such portion of the improvements in the balance of the shopping center as in Landlord's sole discretion is necessary to create an economically feasible commercial unit. If Landlord elects to repair or restore the damaged improvements, then with respect to the premises, Landlord and Tenant each shall restore them in the same manner and to the same extent as work was done by each of them in the original construction and fixturizing of the improvements. If Landlord elects not to restore as aforesaid, this Lease shall terminate effective as of the date of such damage upon the giving of notice of election by Landlord as aforesaid. If Landlord elects to restore or fails to give notice of its election as aforesaid, then this Lease shall remain In full force and effect. Landlord cannot terminate Tenant, unless Landlord is not going to rebuild, and cancels all other tenants.

10.3 Rent After Damage: If this Lease is not terminated as provided in this Paragraph 10, then during the period of repair and restoration the fixed minimum rent and the common area expense reimbursement shall be proportionately reduced or abated in the same proportion that Tenant is unable to use the Premises.

11 FLOOR AREA DEFINED. "Floor area" means (a) as to each building or part thereof within the shopping center, including Tenant's premises, the actual number of square feet of ground floor space measured to the exterior faces of exterior walls and to the center of party walls, including columns, stairs, elevators and escalators, excluding exterior ramps and loading docks, and (b) the actual number of square feet of any area in the shopping center exclusively used by a particular tenant, measured from the exterior faces of outside walls, fences, or boundary markers. If there is more than one floor, the area of each floor shall be included (excluding mezzanines).

12.      EMINENT DOMAIN.

12.1 Definition: If there is any taking of or damage to all or any part of the shopping center or any interest therein because of the exercise of the power of eminent domain or inverse condemnation, whether by condemnation proceedings or otherwise, or any transfer of any part thereof or any interest therein made in avoidance thereof (all of the foregoing being hereinafter referred to as "taking") before or during the term hereof, the rights and obligations of the parties with respect to such taking shall be as provided in this Paragraph 12.

12.2 Total Condemnatlon: If there is a taking of all of the premises, this Lease shall terminate as of the date of such taking.

12.3 Partial Condemnation: If twenty-five percent (25%) or more of the floor area of Tenant's premises shall be taken, either party shall be entitled to terminate this Lease, or if twenty-five percent (25%) or more of the floor area of all buildings in the shopping center shall be taken whether Tenant's premises are taken or not, Landlord shall be entitled to elect to terminate this Lease; and the terminating party shall give the other party written notice of such election not later than thirty (30) days after the date Landlord delivers notice to Tenant that possession or title to the portion of the premises taken has vested in the condemnor. If neither party gives such notice or less that twenty-five percent (25%) of the floor area of either Tenant's premises or buildings in the shopping center shall be taken, this Lease shall remain in full force and effect and rent shall be adjusted as provided in Paragraph 12.7.

12.4 Common Area: If twenty-five percent (25%) or more of the common area within a radius of four hundred (400) feet from the main entrance to the premises shall be taken, either party shall be entitled to elect to cancel and terminate this Lease and shall give the other party written notice of such election not later than thirty (30) days after the date Landlord delivers notice to Tenant that possession or title to said portion of the common area taken has vested in the condemnor. If neither party gives such notice or more than seventy-five percent (75%) of said portion of the common area will be available after such taking, this Lease shall remain in full force and effect. In no event shall Tenant have the right to terminate this Lease it Landlord provides additional common area which, when combined with the remaining common area provides a common area which is at least seventy-five percent (75%) as large as said portion of the common area before the taking.

12.5 Termination Date: It this Lease is terminated in accordance with the provisions of this Paragraph 12, such termination shall become effective as of the date physical possession of the condemned portion is taken.

12.6 Repair and Restoration: If this Lease is not terminated as provided in this Paragraph 12, Landlord shall at its sole expense restore with due diligence the remainder of the improvements occupied by Tenant so far as practicable to a complete unit of like quality, character, and condition as that which existed immediately prior to the taking, provided that the scope of the work shall not exceed the scope of the work to be done by Landlord originally in constructing the premises, and further provided that Landlord shall not be obligated to expend an amount greater than that which was awarded to Landlord for such taking.

12.7 Rent Adjustment: If this Lease is not terminated as provided in this Paragraph 12, the fixed minimum rent/and CAM charges shall be reduced by that proportion which the floor area taken from the premises bears to Tenant's total floor area immediately before the taking. There shall be no other abatement.

12.8 Award: The entire award or compensation in such proceedings, whether for a total or partial taking or for diminution in the value of the leasehold or for the fee shall belong to and be the property of Landlord; provided that Tenant shall be entitled to recover from the condemnor such compensation as may be separately awarded by the condemnor to Tenant or recoverable from the condemnor by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant (meaning personal property, whether or not attached to real property, which may be removed without injury to the premises), for the expense of removing and relocating same, for loss of goodwill to Tenant's business, and for no other cause.

13.      INDEMNITY: WAIVER.

13.1 Indemnity: Tenant shall indemnify and save Landlord harmless from and against any and all liens, claims, demands, actions, causes of action, obligations, penalties, charges, liability, damages, loss, cost or expense, including reasonable attorney's fees for the defense thereof, arising from or connected with the conduct or management of the business conducted by Tenant on the premises or any portion of the common area which is under the exclusive control of Tenant (the premises and such portion of the common area which is under the exclusive control of Tenant being referred to as "Tenant's premises" in Paragraphs 13.1 and 13.2), or the use or occupancy of Tenant's premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from violations of or noncompliance with any governmental requirements or insurance requirements, or from any acts or omissions of Tenant or any person upon Tenant's promises by license or invitation of Tenant or occupying Tenant's premises or any part thereof under Tenant.

13.2 Waiver: All property kept, stored or maintained on Tenant's premises shall be so kept, stored or maintained at the sole risk of Tenant; and except in the case of Landlord's willful misconduct, Landlord shall not be liable, and Tenant waives all claims against Landlord, for damages to persons or property sustained by Tenant or by any other person or firm resulting from the building in which the premises are located or any roof or by reason of the Tenant's premises or any equipment located therein becoming out of repair, or through the acts or omissions of any persons present in the shopping center or renting or occupying any part of the shopping center, or for loss or damage resulting to Tenant or its property from burst, stopped or leaking sewers, pipes, conduits, or plumbing fixtures, or for interruption of any utility services, or from any failure or defect in any electric line, circuit, or facility, or any other type of improvement or service on or furnished to Tenant's premises or resulting from any accident in, on, or about Tenant's premises or the building in which the Tenant's premises are located. Landlord shall have no liability for conduct of others upon the premises or the shopping center.

14. OPERATION OF BUSINESS. Tenant shall continuously and uninterruptedly, subject only to Paragraph 18, during the entire lease term; (a) remain open for business at least six (6) days a week and at lease eight (8) hours a day; (b) adequately staff its store with sufficient employees to handle the maximum business and carry sufficient stock of merchandise of such amount, character and quality to accomplish this purpose; (c) keep the display windows and signs, if any, well lighted during the hours from sundown to 12 midnight; (d) keep the premises and exterior and interior portions of windows, doors and all other glass or plate glass fixtures in a neat, clean, sanitary and safe condition; (e) warehouse, store or stock only such merchandise as Tenant intends to offer for sale at retail; (f) use for office or other non-selling purposes only such space as is reasonably required for Tenant's business in the Premises; (g) refrain from burning any papers or refuse of any kind in the shopping center; (h) store in the area designated by Landlord all trash and garbage in neat and clear containers so as not to be visible to members of the public shopping in the shopping center and arrange for the regular pickup ard cartage of such trash or garbage at Tenant's expense or cooperate in the employment of a trash removal contractor designated by Landlord if Landlord deems it desirable to have all waste materials removed by one contractor; (i) observe and promptly comply with all governmental requirements and insurance requirements affecting the premises or any part of the common area which is under Tenant's exclusive control and promulgated during the term of this Lease; (j) not use or suffer or permit to be used the premises of any part thereof in any manner that will constitute a nuisance or unreasonable annoyance to the public, to other occupants of the shopping center or to Landlord, or that will injure the reputation of the shopping center, or for any extra hazardous purpose, or in any manner that will impair the structural strength of the building of which the premises are a part; and (k) operate the type of business set forth in paragraph G under the trade name set forth in paragraph D of the Basic Provisions.

         For purposes of computing percentage rent, the gross sales and business transacted for any time when Tenant does not continuously and uninterruptedly conduct its business as required by this subparagraph shall be deemed to be the greater of the gross sales and business transacted in the premises during such period or during the corresponding period of the preceding lease year.

15.      SIGNS AND ADVERTISING.

15.1

15.2 Interior: Tenant may at its own expense erect and maintain upon the interior sales areas of the premises all signs and advertising matter customary and appropriate in the conduct of Tenant's business which comply with governmental requirements, subject to Landlord's right to remove any signs or advertising matter which violate Paragraph 14(j), 15.3, or other provisions of this Lease.

15.3 Exterior: Tenant must, at its own expense, erect an exterior sign on its sign band which conforms with the city of Orange and complies with all government requirements. Tenant shall not erect, place, paint, and maintain in or on the premises, any sign, exterior advertising medium, or any other object of any kind whatsoever, including paper or cardboard signs, temporary signs (exclusive of contractor signs), stickers or decals whether an advertising device or not, visible or audible outside of the premises. The foregoing shall permit the placement at the entrance of each Tenants' space of a small sticker or decal, indicating hours of business, emergency telephone numbers and anything required by applicable regulatory agencies. Tenant shall not change the color, size, location, composition, wording, or design of any sign or advertisement on the premises that may have been theretofore approved by the city of Orange and governmental authorities without the prior written approval of said authorities. Tenant shall at its own expense maintain and keep in good repair all installations, signs, and advertising devices which it is permitted by Landlord to maintain and shall pay all charges required to keep them in good repair. Tenant must secure a sign contract within thirty (30) days of execution of this Lease. Failure to do so is a breach of this Lease. Tenants' sign must be installed and operating concurrent with its opening for business. Tenants' sign shall be deemed part of the realty once installed. Tenant's signs shall be duly inspected and approved by the appropriate governmental department or authority. Tenant shall provide Landlord with a copy of the signed inspection report evidencing such approval within ten (10) days of its receipt by Tenant.

16. LIENS. Tenant shall keep the premises and the shopping center free of any liens or claims of lien arising from any work performed, material furnished, or obligations incurred by Tenant in connection with the premises. If Tenant disputes the correctness or validity of any claim of lien, Tenant shall within ten (10) days after written request by Landlord record such bond as will release said property from the lien claimed. If Tenant fails to obtain such bond within such ten (10) day period, Landlord may procure same and the costs incurred by

         Landlord in procuring such bond shall be immediately payable by Tenant to Landlord as additional rent.

17. ENTRY BY LANDLORD. Landlord reserves, and shall at any and all times have, the right to enter the Premises during business hours to inspect the same, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility, to repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be unreasonably blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency, to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the premises or any portion thereof.

18. DELAYING CAUSES. If either party is delayed in the performance of any covenant of this Lease because of any of the following causes (referred to elsewhere in this Lease as a "delaying cause"): acts of the other party, action of the elements, war, riot, labor disputes, inability to procure or general shortage of labor or materials in the normal channels of trade, delay in transportation, delay in inspections, or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, then such performance shall be excused for the period of the delay and the period for such performance shall be extended for a period equivalent to the period of such delay, except that the foregoing shall in no way affect Tenant's obligation to pay rent and other charges for the length of the term of this Lease.

19.      ASSIGNMENT AND SUBLETTING.

19.1 Consent Required: Notwithstanding anything to the contrary contained in this Lease, Tenant shall not assign this Lease or any interest herein or sublet, license, grant any concession, or otherwise give permission to anyone other than Tenant to use or occupy all or any part of the premises without the prior written consent of Landlord. Any request by Tenant to Landlord for Landlord's consent to any assignment or sublease
         shall  be  accompanied  by  the   following:
         a. Complete financial information with respect to the proposed assignee or sublessee;
         b Copies of all documents in connection with such sublease or assignment including, where appropriate, copies of documents with respect to a sale of Tenant's business;
         c. A description of the business experience of the proposed assignee or sublessee;
         d. Proof that all payments due Landlord and all reports due have been delivered to Landlord; and
         e. A Seven Hundred Fifty Dollar ($750) payment, which amount can be increased, yearly, in accordance with the cost of living adjustment formula described in Paragraph 4.1(b) hereof, to cover Landlord's handling charges for each such transaction it is requested to approve. The sale, assignment, transfer, or disposition, whether for value, by operation of law, gift, will, or intestacy, of (a) twenty-five percent (25%) or more of the outstanding stock of Tenant if Tenant is a corporation, or lb) the interest of any general partner, joint venturer, associate, or cotenant, if Tenant is a partnership, joint venture, association, or cotenancy, shall be deemed an assignment of this Lease under this Paragraph. whether such transfer is legal, equitable, otherwise, or a combination thereof.

19.2 General Conditions: In the event of any assignment of this Lease, Tenant shall remain primarily liable on its covenants hereunder unless released in writing by Landlord. In the event of any assignment or sublease the assignee or sublessee shall agree in writing to perform and be bound by all of the covenants of this Lease required to be performed by Tenant. After any one assignment or subletting by Tenant of its interest in this Lease pursuant to Paragraph 19.1, no further assignment or subletting shall be made without Landlord's prior written consent.


19.3     Landlord's  Rights with Respect to Tenant's  Assignment or  Subletting:
         Any assignment or subletting without the prior written consent of Landlord shall be voidable at the election of Landlord. In the event that Tenant makes a request to Landlord seeking Landlord's consent to an assignment or subletting, or in the event that Tenant makes or suffers such assignment or subletting without Landlord's written consent (including assignment or subletting by operation of law), then such request for consent, or such act or sufferance or assignment or subletting shall be deemed to grant an option to Landlord to terminate this Lease, and the tenancy created hereby (including subtenancies). Such option must be exercised by Landlord within two (2) months of the date it receives the written notices described herein; upon the exercise of said option by Landlord, Tenant shall have a reasonable time, not exceeding the end of the succeeding calendar month within which to vacate the entirety of the leased Premises, at which date the tenancy created by this Lease shall be deemed to have terminated, and any further occupancy by Tenant (and those holding under Tenant) shall constitute an unlawful detention. Landlord's consent to any assignment or subletting shall not relieve Tenant from each and all of Tenant's obligations hereunder and Tenant shall continue to remain jointly and severally liable hereunder with said assignee or subtenant. Landlord may exercise the rights granted in this paragraph 19.3 at any time prior to receiving written notice if Landlord has actual notice of such assignment or subletting.

19.4     Excess Rent. See Page 8(a)

20. NOTICES. Whenever under this Lease provision is made for notice, demand, or request for consent, it shall be in and signed by or on behalf of the party giving the notice or making the demand and served by registered or mail, or by telegraph, or facsimile transmission
         (FAX). If served by registered or certified mail, it shall be deposited in the United States mail postage prepaid, with return receipt requested, addressed to the party to whom such notice or demand is to be given at the address stated in Paragraphs L or M as the case may be, and shall be conclusively deemed served on the date indicated on the return receipt and if the receipt is not returned, then forty-eight
         (48) hours after mailing. If served by telegraph or facsimile transmission (FAX), service to the addressee shall be conclusively deemed made as confirmed by the telegraphic agency making delivery. The address of either party may be changed for the purpose of this Paragraph by notice to the other party.

21.      SURRENDER OF POSSESSION.

21.1 Surrender: At the expiration of the tenancy created hereunder, whether by lapse of time or otherwise, Tenant shall remove all signs and surrender the premises broom clean and in the same condition and repair as at the commencement date of the Lease, ordinary wear and tear excepted, subject to the provisions of Article 33.

21.2     Holding Over:

         a. If Tenant holds the premises after the expiration of the term hereof, such holding over shall, in the absence of a written agreement on the subject, be deemed to have created a tenancy from month to month, terminable on thirty (30) days' written notice by either party to the other, at a minimum monthly rental equal to 1.5 times the average monthly rental (including percentage rent) paid by Tenant to Landlord during the immediately preceding year, and otherwise subject to all terms of this Lease, including the payment of percentage rental and all other charges payable by Tenant hereunder. Neither acceptance of rent nor of anything contained in this subparagraph shall be construed as an express or implied consent to such holding over, nor affect Landlord's right to recovery of possession as a consequence of holding over.

         b. If Tenant fails to surrender the demised premises upon the termination of this Lease, Tenant shall indemnify and hold harmless Landlord from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant arising out of such failure.

22. QUIET ENJOYMENT. Subject to the provisions of this Lease and conditioned upon performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the lease term the quiet and peaceful possession of the premises and all rights and privileges appurtaining thereto.

23. SUBORDINATION. Tenant agrees that this Lease, at Landlord's option, shall be subordinated to any mortgages, trust deeds or other real property security interests that may hereafter be placed upon said premises and to any advances to be made thereunder, any interest thereon, and all renewals, replacements and extensions thereof, provided that such mortgagees or beneficiaries first request such subordination. Tenant shall execute and deliver, without cost to
         Landlord, whatever instruments may be required to effect such subordination. Tenant shall at any time, hereafter, on the request from Landlord execute any instruments, leases or other documents that may be required to render Tenant's interest hereunder prior to the lien of any Mortgage or Dead of Trust and the failure of Tenant to execute any such instrument, lease or other document shall constitute a default hereunder. However, should the demised promises be purchased or otherwise acquired by any person in connection with any sale or other proceeding under the terms of any mortgage or trust deed, this Lease shall, at the option of such person, continue in full force and effect, and Tenant hereby attorns and agrees to attorn to such person. Any breach of this Paragraph by Tenant shall be and is deemed to be a substantial material breach.

24. OFFSET STATEMENT. Tenant shall, at any time and from time to time within ten (10) days after written request therefor by Landlord, deliver a certificate to Landlord or to any proposed mortgagee, trust deed beneficiary, purchaser, or successor in interest, certifying the commencement and expiration date of the lease term, the security deposit held by Landlord, the date through which rental has been paid, that this Lease is then in full force and effect and setting forth the amount and nature of modifications, defenses, or offsets, if any, claimed by Tenant. If Tenant falls to deliver such certificate within said ten (10) day period, Tenant hereby appoints Landlord as Tenant's attorney in fact for the purpose of completing, executing and delivering the certificate to the person or firm requesting it. Any breach of this Paragraph by Tenant shall be and is deemed to be a substantial material breach. Tenant hereby acknowledges that the failure to submit such certificate in a timely manner will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, in addition to all other remedies, Landlord may impose a charge equal to one month's minimum rent for failure of Tenant to timely submit such certificate which the parties agree represents a fair and reasonable estimate of the damage caused Landlord by such failure. Acceptance of such charge shall not constitute a waiver of Tenant's default.

25       DEFAULT.

25.1 Notice and Remedies: In the case of Tenant's failure to pay rent or to perform any of Tenant's other obligations under this Lease, or any part thereof, when due or called for hereunder (such failure in each instance being deemed to be a material breach) Tenant shall have a period of three (3) days after service of written notice by Landlord specifying the nature of Tenant's default within which to cure such defaults provided that if the nature of a non-monetary default is such that it cannot be fully cured within said three (3) day period. Tenant shall have such additional time as may be reasonably necessary (not exceeding one hundred twenty (120) days) to cure such default so long as Tenant begins promptly after service of Landlord's notice and proceeds diligently at all times to complete said cure. If Tenant fails to comply with the foregoing provisions, or if Tenant has breached its obligations in a fashion which cannot be cured, such as the submission of false financial statements of Tenant or a guarantor Tenant shall be deemed to be in material breach of this Lease, and Landlord with or without further notice or demand of any kind shall have the following options:
         a.       Landlord  shall  have the  right to  terminate  this  Lease by giving to Tenant written notice of such termination.
         b        If  Landlord  elects to  terminate  this Lease as  provided in subparagraph (a) hereof, Landlord may then or at any time thereafter, re-enter the Premises, or any part thereof, and expel or remove therefrom Tenant and any other persons occupying the same, using such force as may be necessary so to do, and again possess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

         C. If Landlord elects to terminate this Lease, as provided in subparagraph (a) hereof, Landlord shall have all of the rights and remedies of a Landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover In the event of such termination shall Include:
                  (i) the worth at the time of award (computed by allowing Interest at the maximum rate permitted by law) of the unpaid rent and charges equivalent to rent earned as of the date of termination hereof; (ii) the worth at the time of the award (computed by allowing interest at the maximum rate allowable by law) of the amount by which the unpaid rent and charges equivalent to rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent [1%]) of the amount by which the unpaid rent and charges equivalent to rent for the balance of the term hereof after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) any other amount which Landlord may by law hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant's default.
         d. After terminating this Lease pursuant to subparagraph (a) hereof, Landlord may, without any further demand or notice, remove any and all personal property located on the Premises and place such property in a public or private warehouse or elsewhere at the risk and sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such a manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to or demand upon Tenant. Tenant waives all claims for damages that may be caused by Landlord's re-entering and taking possession of the Premises or by removing or storing or selling the property as herein provided, and Tenant shall indemnify and hold Landlord free and harmless from and against any and all losses, costs and damages, including without limitation all court costs and attorney's fees of Landlord occasioned thereby.
         e. Landlord shall have the right to cause a receiver to be appointed in any action against Tenant to take possession of the Premises and/or to collect the rents or profits derived therefrom. Said recelver may, if it is necessary or con-venient in order to collect such rents or profits, conduct the business and may use the same in conducting such business on the Premises without compensation to Tenant for such use. Neither the application for the appointment of such receiver nor the appointment of such receiver shall constitute an election on the part of the Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.
         f. Landlord may at Landlord's election re-enter the Premises, and, without terminating this Lease, at any time and from time to time relet the Premises and improvements or any part or parts of them for the account and in the name of Tenant or otherwise. Any retailing may be for the remainder of the Term or for a longer or shorter period. Landlord may execute any leases made under this provision either in Landlord's name or in Tenant's name and shall be entitled to all rents from the use, operation, or occupancy of the Premises or improvements or both. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus Landlord's expenses, less the avails of any reletting or attachment. No act by or on behalf of Landlord under this provision shall constitute a termination of this Lease unless Landlord gives Tenant notice of termination.
         g. If Landlord elects to re-enter the Premises without termination, as provided in subparagraph (f) hereof, Landlord may at Landlord's election use Tenant's personal property and trade fixtures or any of such property and fixtures without compensation and without liability for use or damage, or store them for the account and at the cost of Tenant. The election of one remedy for any one item shall not foreclose an election of any other remedy for another Item or for the same Item at a later time.

         h. Notwlthstandlng anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance of preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Tenant's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof, and until Landlord does elect to terminate this Lease by written notice to Tenant, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord's rights and remedies hereunder including, without limitation, the right to recover from Tenant as it becomes due hereunder all rent, additional rent and other charges required to be paid by Tenant under the terms hereof. Any re-letting by Landlord of the Premises and improvements, or any part or parts of them, shall be for the account and in the name of Tenant or otherwise. Any retailing may be for the remainder of the term of this Lease or for a longer or shorter period. Landlord may execute any leases made under this provision either In Landlord's name or in Tenant's name and shall be entitled to all rents from the use, operation, or occupancy of the Premises or improvements or both.

         i. Nothing in this Article 25 shall be deemed to affect Landlord's right to defense and indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

         j. In addition to the other remedies provided in this Lease, Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease and to a decree compelling performance of any covenant, agreement, condition or provision of this Lease and to any other remedy allowed to Landlord at law or in equity.

25.2 Notice of Termination: No reentry or reletting of the premises shall be construed as an election by Landlord to terminate Tenant's right to possession and this Lease unless a written notice of such intention is given by Landlord to Tenant; and notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant's right to possession and this Lease in the event that at such time Tenant remains in default hereunder.

25.3 Waiver of Notice; Performance by Landlord: Notwithstanding any provision of this Paragraph 25, (a) If Tenant is required to comply with any governmental requirement, Tenant shall not be entitled to notice of default from Landlord and right to cure beyond the period within which such compliance may be required by such requirement; or
         (b) If this Lease expressly provides that this Lease may be terminated effective on service of notice, Tenant shall be entitled to cure its default only if the right to cure is required by law; or (c) if in Landlord's judgment the continuance of any default by Tenant for the full period of notice provided for herein will jeopardize the premises or the rights of Landlord, Landlord may, with or without notice, elect to perform those acts in respect to which Tenant is in default for the account and at the expense of Tenant. if by reason of such default by Tenant, Landlord is compelled to pay or elects to pay any sum of money, including, but without limitation, reasonable attorneys' fees, such sum or sums so paid by Landlord, with interest thereon from the date of such payment at the rate provided in this Lease, shall be due from Tenant to Landlord on the first day of the month next following such payment by Landlord.

25.4 Interest: Any sum accruing to Landlord under the terms and provisions of this Lease which shall not be paid when due shall bear interest at the lower of eighteen percent (18%) per annum or the highest rate permitted under the then existing Usury Statutes for non-consumer obligations, from the date the same becomes due and payable by the terms and provisions of this Lease until paid, unless otherwise specifically provided in this Lease.

25.5 Other Remedies: Nothing contained in this Lease shall limit Landlord to the remedies set forth in this paragraph 25, and particularly those which are set forth in Paragraph 25.1; and upon Tenant's default Landlord shall be entitled to exercise any right or remedy then provided by law, including, but without limitation, the right to obtain injunctive relief and the right to recover all damages caused by Tenant's default in the performance of any of its obligations under this Lease.

26.      BANKRUPTCY OR INSOLVENCY.

26.1 In the event that Tenant shall become Debtor under Chapter 7 of the Bankruptcy Code, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of this Lease are satisfied. If such Trustee shall fall to elect or assume this Lease within sixty (60) days after the filing of the Petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Premises without further obligation to Tenant or Trustee, and this Lease shall be cancelled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

26.2 in the event that a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor-In-Possession, must elect to assume this Lease within seventy-five (75) days from the date of the filing of the Petition under Chapters 11 or 13, or the Trustee or Debtor-In-Possession shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-In-Possession to assume this lease, whether under Chapters 7, 11 or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:
         a. The Trustee or the Debtor-In-Possession has cured, or has provided Landlord adequate assurance that:
                  (1) Within ten (10) days from the date of such assumption the Trustee will cure all monetary defaults under this Lease; and
                  (2) Within thirty (30) days from the date of such assumption the Trustee will cure all non-monetary defaults under this Lease.
         b. The Trustee or the Debtor-In-Possesslon has compensated, or has provided to Landlord adequate assurance that within ten
                  (10)  days  from  the  date  of  assumption  Landlord  will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the Trustee, or the Debtor-In-Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-In-Possession.

         C. The Trustee or the Debtor-In-Possession has provided Landlord with adequate assurance of the future performance of each of Tenant's, Trustee's or Debtor-In-Possession's obligations under this Lease; provided, however, that:

                  (1) The Trustee or Debtor-In-Possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months' rent and other monetary charges accruing under this Lease; and
                  (2) If not otherwise required by the terms of this Lease, the Trustee or Debtor-In-Possession shall also pay in advance on the date minimum rent is payable one-twelfth (1/12th) of Tenant's annual obligations under this Lease for maintenance, common area charges, real estate taxes, insurance and similar charges;
                  (3) From and after the date of the assumption of this Lease, the Trustee or Debtor-In-Possession shall pay as minimum rent an amount equal to the sum of the minimum rental otherwise payable hereunder, plus the highest amount of the annual percentage rent paid by Tenant to Landlord within the five (5) year period prior to the date of Tenant's Petition under the Bankruptcy Code, which amount shall be payable in advance in equal monthly installments on the date minimum rent is payable;
                  (4) The obligations imposed upon the Trustee or Debtor-In-Possession shall continue with respect to Tenant or any assignee of the Lease after the completion of bankruptcy proceedings.

26.3 In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-In-Possession under the provisions of
         Section 26.2 hereof and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events.

26.4 When, pursuant to the Bankruptcy Code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the minimum annual rent as defined in this Lease and other monetary obligations of Tenant for the payment of maintenance, common area charges, real estate taxes, insurance and other charges payable by Tenant hereunder.

26.5 Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant (hereinafter referred to as the "state low") unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive Landlord's right to terminate this Lease nor the need to obtain Landlord's consent for any transfer of Tenant's interest under this Lease without such consent.

27. REMEDIES CUMULATIVE. The various rights, elections, and remedies of Landlord and Tenant contained in this Lease shall be cumulative, and no one of them shall be construed as exclusive of any of the others, or of any right, priority, or remedy allowed or provided for by law.

28. ATTORNEYS' FEES. If either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party therein shall be entitled to recover from the other party, all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party as determined by the court. If either party ("secondary party") without its fault is made a party to litigation instituted by or against the other party ("primary party"), the primary party shall pay to the secondary party all costs and expenses, including reasonable attorneys' fees, incurred by the secondary party in connection therewith.

29. WAIVER OF DEFAULT. The waiver by either party of any default in the performance by the other of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenant contained herein. The subsequent acceptance of rent or other sums hereunder by Landlord shall not be deemed a waiver of any preceding default other than the failure of Tenant to pay the particular radial or other sum or portion thereof so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such rent or other sum.

30. ABANDONMENT. Lessee shall not vacate or abandon the premises at any time during the term hereof; such act shall constitute a default. (The cessation of business for a continuous period of fifteen (15) days or more except by legal compulsion not created by the act, omission or defalcation of Tenant shall conclusively be deemed an abandonment.) If Tenant shall abandon, vacate or surrender said premises or be dispossessed by process of law or otherwise, in addition to all other remedies of Landlord, any improvements, fixtures or personal property belonging to Tenant and left on the premises shall be deemed abandoned, and at the option of Landlord shall become the property of Landlord.

31. SUBTENANCIES. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not effect a merger and shall, at Landlord's option, terminate all existing subtenancies or operate as an assignment to Landlord of any or all of such subtenancies.

32. SUCCESSORS. Subject to the provisions of paragraph 19 this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their successors. The term "successors" is used herein in its broadest possible meaning and includes, but is not limited to, every person succeeding to any interest in this Lease or the premises, of Landlord or Tenant herein, whether such succession results from the act or omission of such party. Every covenant and condition of this Lease shall be binding upon all assignees, subtenants, licensees, and concessionaires of Tenant.
                                       10

33. REMOVAL OF TENANT'S PROPERTY. Upon the expiration of the term of this Lease or upon any earlier termination thereof, Tenant shall remove at its own expense all trade fixtures, equipment, merchandise, and personal property (collectively called "Tenant's property" in this Lease) which were installed by Tenant or any subtenant, concessionaire or licensee in or upon the premises; but if Tenant is in default, Tenant shall not remove Tenant's property unless notified by Landlord so to do. In case of any injury or damage to the building or any portion of the premises resulting from the removal of Tenant's properly, Tenant shall promptly pay to Landlord the cost of repairing such injury or damage. Tenant shall complete such removal by the time provided in the first sentence of this Paragraph 33 unless prevented from so doing by a delaying cause, or Landlord may, at Landlord's option, retain any or all of Tenant's property; and title thereto shall thereupon vest in Landlord without the execution of documents of sale or conveyance by Tenant, or Landlord may remove any or all Items of Tenant's property from the premises and dispose of them in any manner Landlord sees fit, and Tenant shall pay upon demand to Landlord the actual expense of such removal and disposition together with interest from the date of payment by Landlord until repayment by Tenant.

34. EFFECT OF CONVEYANCE. If during the term of this Lease, Landlord conveys its interest in the premises, or this Lease, then from and after the effective date of such conveyance, Landlord shall be released and discharged from any and all further obligations and responsibilities under this Lease except those already accrued of which Landlord has notice at the time of conveyance.

35.      LANDLORD'S DEFAULT; NOTICE TO LENDER.

35.1 Landlord's Default: In the case of a monetary default, Landlord shall have a period of ten (10) days after notice thereof from Tenant to cure such monetary default. In the case of a non-monetary default, Landlord shall commence promptly to cure such default immediately after receipt of written notice from Tenant specifying the nature of such default and shall complete such cure within thirty (30) days thereafter, provided that if the nature of the non-monetary default is such that it cannot be cured within said thirty (30) day period, Landlord shall have such additional time as may be reasonably necessary to complete its performance so long as Landlord has proceeded with diligence after receipt of Tenant's notice and is then proceeding with diligence to cure such default. Tenant shall have no right to terminate this Lease or to withhold or to deduct rent as a remedy for any Landlord default hereunder; Tenants' only right shall be a claim for damages, and it is expressly agreed that any judgment for damages obtained by Tenant shall be satisfied only out of Landlord's net equity in the Shopping Center.

35.2 Notice to Lander: Whenever Tenant is required to serve notice on Landlord of Landlord's default, written notice shall also be served at the same time upon the mortgagee under any mortgage or beneficiary under any deed of trust. Such mortgagee or beneficiary shall have the periods of time within which to cure Landlord's defaults as are provided in Paragraph 35.1, which periods shall commence to run ten
         (10) days after the commencement of the periods within which Landlord must cure its defaults under Paragraph 35.1. In this connection any representative of the mortgagee or beneficiary shall have the right to enter upon the premises for the purpose of curing the Landlord's default. Such mortgagee or beneficiary shall notify Landlord and Tenant in the manner provided by Paragraph 20 of the address of such mortgagee or beneficiary to which such notice shall be sent, and the agreements of Tenant hereunder are subject to prior receipt of such notice.

37. INTERPRETATION. The captions by which the paragraphs of this Lease are identified are for convenience only and shall not affect the interpretation of this Lease. Wherever the context so requires, the singular number shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders. If there is more than one signatory hereto as Tenant, the liability of such signatories shall be joint and several. If any provision of this Lease shall be held to be invalid by a court, the remaining provisions shall remain in effect and shall in no way be impaired thereby.

38. REPRESENTATIONS. Tenant warrants and represents that there have been no representations or statements of fact with respect to the Premises, the shopping center, the surrounding area or otherwise whether by Landlord, its agents or representatives, any lease broker or any other person, which representations or statements have in any way induced Tenant to enter into this Lease or which have served as the basis in any way for tenant's decision to execute this Lease, except as contained in this

         Lease. Tenant agrees and acknowledges that no lease broker, agent, or other person has had or does have the authority to bind Landlord to any statement, covenant, warranty or representation except as contained in this Lease and that no person purporting to hold such authority shall bind Landlord to any statement, covenant, warranty or representation except as contained in this Lease and that it is not reasonable for Tenant to have assumed that any person had or has such authority. Further, neither Landlord's execution of this Lease nor any other of its acts shall be construed in any way to indicate Landlord's ratification, consent to or approval of any act, statement or representation of any person except as specifically set forth in this Lease.


40. REAL ESTATE BROKERS; FINDERS. Each party represents that it has not had any dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner, except as set forth in Paragraph
         P. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the other party has or purportedly has dealt, except said brokers. Each party shall pay any commissions or fees that are payable to the brokers listed under its name in Paragraph P in accordance with the provisions of a separate commission contract.

41. PROHIBITION AGAINST RECORDING LEASE. Neither this Lease nor any memorandum thereof shall be recorded. The recordation hereof by or on behalf of Tenant shall be deemed a material breach.

42. SEVERABILITY. The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, illegal or invalid.

43. LATE CHARGES AND INTEREST. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the premises. Accordingly, if any installment of rent or any other sum due from rent shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due and within 10 days after written notice Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenants default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and ramedies granted hereunder. In addition, Tenant shall pay interest on all rentals and other charges not paid on the date when due at an annual interest rate of eighteen percent (18%) or the highest rate permitted by law, whichever is lower.

44. SAFETY AND HEALTH. Tenant covenants at all times during the term of this Lease to comply with the requirements of the occupational Safety and Health Act of 1970, 29 U.S.C.ss.651 et seq. and any analogous legislation in California (collectively the "Act"), to the extent that the Act applies to the premises and any activities thereon. Without limiting the generality of the foregoing, Tenant covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the premises in a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Landlord who may from time to time be present upon the premises (except to the extent that the particular activities of such agents, employees or contractors of Landlord on the premises require safety precautions or alterations of the conditions of the premises beyond the requirements of such Act otherwise applicable to the premises, in which event Tenant shall not be obligated to undertake or provide any such additional safety precautions or alterations of conditions), and Tenant agrees to indemnify and hold Landlord harmless from and against any liability, claim or damages, arising as a result of a breach of the foregoing covenant and from all costs, expenses and charges arising therefrom, including without limitation, reasonable attorney's fees and court costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or termination of this Lease.

45. GUARANTEE(S). The obligations of Landlord under this Lease are subject to the condition precedent that Tenant deliver to Landlord, (and maintain in full force and effect) the executed guaranty(s) of the parties designated in Paragraph Q. Such guaranty(s) shall be upon the form furnished by Landlord.

46.      GENERAL PROVISIONS.

46.1 No Partnership: Landlord shall not in any way or for any purpose be deemed a partner, joint venturer, or member of any joint enterprise with Tenant.

46.2 Covenants and Conditions: Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

46.3 Choice of Law: This Lease shall be governed by the laws of the State of California; any action brought to enforce or nullity this Lease or the provisions hereof must be brought in Los Angeles County, State of California and in no other lorum. Each party that executes this Lease as a Tenant specifically agrees and consents that service of legal process may be effected by personal delivery, or facsimile transmission
         (FAX), or registered or certified mail, postage prepaid, with return receipt requested, mailed to the Tenant at the address specified in Paragraph M of the Basic Lease Provisions. Service shall be deemed to be completed as provided in Paragraph 20 (Notices) of this Lease.

46.4 Net, Net, Net Lease: Landlord and Tenant understand and agree that this Lease is what is commonly known in the business as a "net, net, net Lease." Tenant recognizes and acknowledges without limiting the generality of any other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all rentals in this Lease provided to be paid by Tenant to Landlord, shall be not to Landlord, and any and all expenses incurred in connection with the premises and the Shopping Center, or in connection with the operations thereon, including any and all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs of repair, maintenance and operation of the premises and the Shopping Center and all buildings, structures, permanent fixtures and other improvements comprised therein, together with the appurtenances thereto, shall be paid by Tenant, in addition to the rentals herein provided for.

46.5 Finmncial Statements: If Landlord deslres to finance, refinance, sell, transfer or otherwise convey the Premises, or any part thereof, then Tenant agrees to deliver to Landlord within ten (10) days after request, Tenant's financial statements for the immediately preceding three fiscal years of Tenant.

46.6     Time of Essence: Time is of the essence.

46.7 Incorporation of Prior Agreements: Amendments: This Lease contains all agreements of the parties with respect to any matters mentioned herein. No prior agreement or understanding pertainlng to any matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

46.8 Rules and Regulations: Tenant shall observe faithfully and comply directly with the Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Shopping Center or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease, by any other tenant in the Shopping Center.

46.9 Mutual Agency; Co-Tenant: Each and every party who now is or hereinafter becomes a Tenant under this Lease hereby appoints each and every other Tenant as his, her or its agent, representative, and attorney in fact, to act for and on behalf of said Principal with respect to all matters relating to, or arising from this Lease, the tenancy created hereby, the obligations herein set forth, and the use and occupancy of the subject promises, specifically including, but not limited to the right to alter, amend, modify, extend, supplement and terminate this Lease, and the tenancy created hereunder. This agency shall continue and is irrevocable at all times during the period that the demised premises are occupied by any Tenant.

46.10 Corporate Authority: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Further, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

46.11 No Option: The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall become binding upon Landlord only upon Landlord's delivery to Tenant of a fully executed counterpart hereof.

47.      ADDITIONAL PROVISIONS.

47.1 Promises Taken "As Is": The demised Premises are leased to Tenant "as is", without representation or warranty by the Landlord, and Tenant accepts the Premises in the condition existing as of the date of occupancy subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any period of the term hereof, regulating the leased Premises. Tenant has conducted its own inspections and has relied entirely thereupon and upon those of its agents, representatives and consultants in evaluating the Premises.

47.3 Hazardous Waste: Tenant shall not use, store or dispose of any hazardous materials including, without limitation, asbestos, formaldehyde, flammables, toxic or radioactive matter or explosives, including, without limitation, those materials identified in Sections 66680 through 66685, inclusive, of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same may be amended from time to time, on or about the Premises without Landlord's prior written approval. Tenant shall supply Landlord, by February 1, of each year, a report of all hazardous materials used, stored or disposed of on or about the Premises. Prior to the expiration of the tenancy created hereunder Tenant shall remove and within ten (10) days thereafter supply Landlord with a certificate executed by a licensed inspector that all hazardous materials have been removed from the Premises in accordance with all governmental laws, rules and regulations.

         Notwithstanding the provisions of Paragraph 13 of this Lease, Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and Landlord's employees and agents free and harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or connected with its storage, use or disposal of Hazerdous Materials on the Premises.

         Tenant's obligations hereunder shall survive the termination of the Lease. Tenant shall notify Landlord, and provide to Landlord a copy or copies of the following environmental entitlements or inquiries related to the Premises: Notices of violation, notices to comply, citations, inquiries, reports filed pursuant to self-reporting requirements and reports filed pursuant to any governmental law or regulation relating to underground tanks. In the event of a release of any Hazardous Materials into the environment, Tenant shall furnish to Landlord a copy of any and all reports relating to the release. Upon request of Landlord, Tenant shall furnish to Landlord a copy or copies of any and all other environmental entitlements or inquiries relating to the Premises including, but not limited to, all permit applications, permits and reports including, without limitation, those reports and other matters which may be characterized as confidential.

         Notwithstanding any other term or provision of the Lease, Tenant shall permit Landlord or Landlord's agents or employees to enter the Premises at any time, without prior notice, to inspect, monitor and/or take emergency or longterm remedial action with respect to Hazardous Materials on or affecting the Premises, or to discharge Tenant's obligelions hereunder with respect to such Hazardous materials when Tenant has failed to do so. All costs and expenses incurred by Landlord in connection with performing Tenant's obligations hereunder shall be reimbursed by Tenant to Landlord within ten (10) days of Tenant's receipt of written request therefor.


         Tenant acknowledges no representations or statements have been made by Landlord, any agent of Landlord, or any real estate broker, except those contained in this Lease.





               LANDLORD                               TENANT
Eastrich Multiple Investor Fund, L.P., a              Planet Kids, Inc.,
Delaware Limited Partnership, Midland Loan            a  California Corporation
Services, L.P., a Missouri Limited Partnership, its attorney in fact, by Jeff E. Johnson, Port


By                                     By    /s/Harry Shuster, President
  ---------------------------            --------------------------------------
    Jeff E. Johnson
                                        Its: Harry Shuster, President
                                             ----------------------------------


By:__________________________          By:_____________________________________

                                        Its:___________________________________

                                   ADDENDUM I

                                OPTIONS TO EXTEND

A. Option to Renew Lease. Provided Tenant (i) is not, either at the time of exercise of its rights hereunder or at the commencement date of the option term, then in default under the Lease with respect to any material provision thereof beyond any applicable notice and cure period and (ii) has not been, during the Term of the Lease, in default under the Lease with respect to a material provision thereof beyond the applicable notice and cure period more than six (6) times, then Tenant shall have the right to renew the Term of the Lease for two (2) consecutive terms of five (5) years each from the termination date of the Lease.


B. Notice of Election to Renew. Tenant's Notice of Election to Renew shall be made by serving upon Landlord a notice in writing to the effect that Tenant elects to extend the term of the Lease for each extended term provided herein which notice shall be directed to Landlord between one hundred eighty (180) days and two hundred seventy (270) days prior to the expiration date of the term of this Lease or the expiration date of the then existing five (5) year option term, as the case may be. In the event Tenant shall not have given Landlord written notice in the manner prescribed herein this Lease shall terminate concurrently with the last day of the Lease term or the last day of the then existing option term, as the case may be.

C. Rent for Extended Terms. Rent for the first year of each extended term of the Lease, shall be the amount agreed upon by the parties hereto, and shall be based on the market rental rate prevailing for retail stores of comparable size and similar trade areas at the time of the commencement of each extended term of the lease. If the parties agree on the rent, then such agreement shall be placed in writing and shall be signed by the parties and shall become a part of this Lease. If the parties are unable to agree upon the amount of rent for the first year of each five (5) year extended term within ninety (90) days prior to the commencement date of each period, then the disagreement shall be promptly submitted to and decided by arbitration. Landlord shall be entitled to select one arbitrator and Tenant shall be entitled to select one arbitrator and the two arbitrators so selected shall select a third arbitrator. Each of the parties shall pay its own arbitrator and the cost of the third arbitrator shall be divided equally between Landlord and Tenant. Each arbitrator shall be a licensed real estate broker with a minimum of five (5) years experience in commercial leasing and the arbitration shall take place in Los Angeles,
         California. It either Landlord or Tenant shall fall or refuse to appoint an arbitrator within ten (10) days after notice has been given to it by the other party, the party giving such notice may and shall name and appoint an arbitrator for and on behalf of the party in default. The decision of a majority of the arbitrators as to rent shall be binding upon Landlord and Tenant. The arbitrators shall determine the rent no later than thirty (30) days prior to the expiratlon of the term of this Lease. Notwithstanding anything to the contrary contained herein, the rent determined by arbitratlon for each extended term shall be an amount no less than the amount of the rent during the last year of the prior term. Rent for the second (2nd) through fifth (5th) years of each option term shall increase as provided in paragraph 4.1 (b) above.

         19.4 Excess Rent
         ----------------

         Whenever Landlord is entitled to share in any excess income resulting from an assignment or sublease of the Premises, the following shall constitute the definition of "Profits": the gross revenue received from the assignee or sublessee during the sublease term or during the assignment, with respect to the space covered by the sublease or the assignment ("Transferred Space") less: (i) the gross revenue paid to Landlord by Tenant during the period of the sublease term or during the assignment with respect to the Transferred Space; (ii) the gross revenue as to the Transferred Space paid to Landlord by Tenant for all days the Transferred Space was vacated from the date that Tenant first vacated the Transferred Space until the date the assignee or sublessee was to pay Rent;
(iii) any improvement allowance (planning allowance, moving expenses, etc.), or other economic concession paid by Tenant to sublessee or assignee; (iv) brokers' commissions; (v) attorneys' fees; (vi) costs of advertising the space for sublease or assignment; (vii) out-of-pocket costs of initial and subsequent improvements to the Premises actually paid for by Tenant on an unamortized basis; and (viii) any other costs actually paid in assigning or subletting the Transferred Space; provided, however, under no circumstance shall Landlord be paid by Profits until Tenant has recovered all the items set forth in subparts
(i) through (viii) for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth in subparts (i) through (viii) above (the "Net Revenues"), are less than any and all costs actually paid in assigning or subletting the affected space (collectively "Transaction Costs"), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from Net Revenues with the procedure repeated until a Profit is achieved.








                                      8(a)

                                   ADDENDUM II



MINIMUM RENT:

       Rent Period                      Rent per Sq. Ft,    Monthly Rent
       -----------                      ----------------    ------------

       First four (4) months               $0.00             $0.00
       Next eight (8) months               $0.85             $10,404.00
       Years 2-5                           $1.00             $12,240.00
       Years 6-10                          $1.15             $14,076.00


LANDLORD'S WORK:

         Landlord shall deliver possession of the Premises in its existing "as is" condition with all HVAC, electrical, and plumbing in proper working order. Landlord warrants that Premises meets all current building codes and ordinances.


TENANT'S WORK:

         Tenant shall be responsible for the cost of all leasehold improvements.

                                   EXHIBIT A


                                      MAP

                                GUARANTY OF LEASE



         THIS GUARANTY OF LEASE is executed as of ________, 1995 by United Leisure Corporation (collectively, "Guarantors"), in favor of ("Landlord"), with reference to the following facts:

         A.  Landlord,  as  landlord,   and  Planet  Kids,  Inc.,  a  California
Corporation as tenant ("Tenant"), are about to execute that certain Shopping Center Lease dated 1995 (the "Lease") covering certain premises (the "Premises") described therein situated at California.

         B. Landlord has required as a condition precedent to the execution of the Lease that Guarantors execute and deliver to Landlord this Guaranty of Lease.

         NOW, THEREFORE, IN CONSIDERATION OF the execution of the Lease by Landlord and as a material inducement to Landlord to execute the Lease, Guarantors hereby agree as follows:

         1. Guarantors hereby jointly and severally unconditionally guarantee to Landlord and its successors and assigns, without deduction by reason of setoff, defense or counterclaim, the timely payment of all amounts that Tenant may at any time owe under the Lease, or any extensions, renewals or modifications of the Lease, and further guarantee to Landlord the full, faithful and timely performance by Tenant of all of the covenants, terms and conditions of the Lease, or any extensions, renewals or modifications of the Lease (collectively, "Tenant's Obligations"). If Tenant shall fail at any time to pay any rent or any other sums, costs or charges whatsoever, or to perform any of the other covenants and obligations of Tenant under the Lease, then Guarantors, at their expense, shall on demand by Landlord fully and promptly pay all rent, sums, costs and charges to be paid and perform all other covenants and obligations to be performed by Tenant under or pursuant to the Lease, and in addition shall on demand by Landlord pay to Landlord any and all sums due to Landlord, including, without limitation, all interest on past due obligations of Tenant, costs advanced by Landlord, damages and all expenses (including, without limitation, court costs and reasonable attorneys' fees) incurred by Landlord that may arise in consequence of Tenant's default under the Lease and in seeking to enforce this Guaranty of Lease.

         2. The obligations of Guarantors hereunder are independent of the obligations of Tenant. A separate action or actions may, at Landlord's option, be brought and prosecuted against Guarantors individually or jointly, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and Guarantors may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Lease. Guarantors hereby waive all right to assert or plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantors hereunder and any and all surety or other defenses in the nature thereof including, without limitation, the provisions of California Civil Code Section 2845 or any similar, related or successor provision of law. In addition, Guarantors hereby waive any rights to
(a) require Landlord to proceed against Tenant or any other person or entity or pursue any other remedy in Landlord's power whatsoever; (b) complain of delay in the enforcement of Landlord's rights under the Lease or under this Guaranty; and
(c) require Landlord to proceed against or exhaust any security held from Tenant or Guarantors. Guarantors waive any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant. Guarantors waive all demand upon and notices to Tenant and to Guarantors, including, without limitation, demands for payment or performance, and notices of nonperformance or nonpayment.

         3. Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantors and without releasing Guarantors from any of their obligations hereunder.

         4. Guarantors' liability hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditors receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the Bankruptcy Code or any successor statute or any other statute or from the decision of any court; (c) Landlord's receipt, application or release of any security given for Tenant's performance and observance of Tenant's Obligations; (d) the rejection or disaffirmance of the Lease in any such proceedings; (e) the assignment or transfer of the Lease or subletting of the Premises by Tenant; (f)the assignment or transfer of the Lease or this Guaranty of Lease by Landlord; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.

         5. Until all of Tenant's Obligations are fully performed and observed, Guarantors (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantors hereunder, and (b) subordinate any liability or indebtedness of Tenant now or hereafter held by Guarantors to the obligations of Tenant to Landlord under the Lease.

         6. This instrument constitutes the entire agreement between Landlord and Guarantors with respect to the subject matter hereof.

         7. This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

         8. Should Landlord desire to give any notice to Guarantors, such notice shall be in writing and may be given by personal service or by certified or registered mail, postage prepaid, return receipt requested, to Guarantors at the respective addresses indicated below. Guarantors may by written notice given in the manner described in the preceding sentence designate a different address for notice purposes. Any notice sent by mail shall be deemed delivered within seventy-two (72) hours after mailing.

         9. Any action to declare or enforce any rights or
obligations under this Guaranty may be commenced by Landlord in the Superior Court of Los Angeles County. Guarantors hereby consent to the jurisdiction of such Court for such purposes and agree that any notice, complaint or other legal process therein may be delivered to Guarantors in accordance with the above notice provisions and that any notice, complaint or other legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantors to the jurisdiction of such Court for purposes of adjudicating any matter related to this Guaranty.*

          IN WITNESS WHEREOF, Guarantors have executed this Guaranty of Lease as of the date first written above.


Address: United Leisure Corporation
8800 Irvine Center Drive
- - -----------------------------------
                                                 /s/Harry Shuster
___________________________________            --------------------------------
                                                   Harry Shuster, President
Irvine,  California
- - ------   --------------------------



Address:

__________________________________            _________________________________

_______, _________________________






* Notwithstanding anything to the contrary set forth in this Guaranty, Guarantor does not waive any rights it may have to require Landlord to (i) proceed against Tenant, (ii) proceed against or exhaust any security that Landlord holds from Tenant or (iii) pursue any other remedy in Landlord's power. Accordingly, Landlord must first exhaust all of its rights and remedies against Tenant before it may proceed against Guarantor under this Guaranty, so long as such efforts appear to have a reasonable chance of success, as determined by Landlord in its sole discretion.

Grubb & Ellis company
Commercial Real Estate Services
State of California

                   SALE/LEASE AMERICANS WITH DISABILITIES ACT
                       AND HAZARDOUS MATERIALS DISCLOSURE

The United States Congress has enacted the Americans With Disabilities Act. Among other things, this act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owners and tenants should consult the attorneys and qualified design professionals of their choice for information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area.

Various construction materials may contain Items that have bison or may be In the future be determined to be hazardous (toxic) or undesirable and may need to be specifically treated/handled or removed. For example, some transformers and other electrical components contain PCB'S, and asbestos has been used in components such as fire-proofing, heating and cooling systems, air duct insulation, spray-on and the acoustical materials, linoleum, floor ties, roofing, dry wall and plaster. Due to prior or current uses of the Property or in the area, the Property may have hazardous or undesirable metals, minerals. chemicals, hydrocarbons, or biological or radioactive items (including electric and magnetic fields) in sols, water, building components, above or below ground containers, or elsewhere in areas that may or may not be accessible or noticeable. Such items may look or otherwise be released, Real estate agents have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary. Current or future laws may require clean up by past, present and/or future owners and/or operators. It is the responsibility of the Seller/Lessor and Buyer/Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may wish to include in transaction documents regarding the Property.

To the best of Seller/Lessor's knowledge, Seller/Lessor has attached to this Disclosure copies of all existing surveys and reports known to Seller/Lessor regarding asbestos and other hazardous materials and undesirable substances related to the Property. Sellers/Lessors are required under California Health and Safety Code Section 25915 et seq. to disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, co-owners, purchasers and tenants. Buyers/Tenants have simiar disclosure obligations. Sellers/Lessors and Buyers/Tenants have additional hazardous materials disclosure responsibilities to each other under California Health and Safety Code Section 25359.7 and other California laws. Consult your attorney regarding this matter. Grubb & Ellis Company is not qualified to assist you in this matter or provide you with other legal or tax advice.


               SELLER/LESSOR                           BUYER/TENANT

By: ___________________________          By: ___________________________________

Title:_________________________          Title:_________________________________

Date:__________________________          Date:__________________________________
obligations under this Guaranty may be commenced by Landlord in the Superior Court of Los Angeles County. Guarantors hereby consent to the jurisdiction of such Court for such purposes and agree that any notice, complaint or other legal process therein may be delivered to Guarantors in accordance with the above notice provisions and that any notice, complaint or other legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantors to the jurisdiction of such Court for purposes of adjudicating any matter related, to this Guaranty. *

          IN WITNESS WHEREOF, Guarantors have executed this Guaranty of Lease as of the date first written above.


Address:  United Leisure Corporation
8800 Irvine Center Drive
- - -------------------------------------
                                             /s/Harry Shuster
- - -------------------------------------        -----------------------------------
                                             Harry Shuster, President

Irvine,  California
- - ------   ----------------------------



Address:
                                             -----------------------------------
- - -------------------------------------

- - -----,  -----------------------------





* Notwithstanding anything to the contrary set forth in this Guaranty, Guarantor does not waive any rights it may have to require Landlord to (i) proceed against Tenant, (ii) proceed against or exhaust any security that Landlord holds from Tenant or (iii) pursue any other remedy in Landlord's power. Accordingly, Landlord must first exhaust all of its rights and remedies against Tenant before it may proceed against Guarantor under this Guaranty, so long as such efforts appear to have a reasonable chance of success, as determined by Landlord in its sole discretion.

Grubb & Ellis Company
Commercial Real Estate Services
State of California

                   SALE/LEASE AMERICANS WITH DISABILITIES ACT
                       AND HAZARDOUS MATERIALS DISCLOSURE

The United States Congress has enacted the Americans With Disabilities Act. Among other things, this act is intended to make many business establishments equally accessible to persons with a variety of dlsabilities modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required (low, or in the future. Owners and tenants should consult the attorneys and qualified design professionals of their choice for information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area.

Various construction materials may contain items that have been at may be in the future be determined to be hazardous (toxic) or undesirable and may need to be specifically treated/handled at removed. For example, some transformers and other electrical components contain PCB'S. and asbestos has been used in components .such as fire-proofing, heating and cooling systems, air duct insulation, spray-on and the acousitical materials, linoleum, floor ties, roofing, dry wall and plaster. Due to prior or current uses of the Property or in the area, the Property may have hazardous or undesirable metals, minerals, chemicals, hydrocarbons, or biological or radioactive items (including electric and magnetic fields) in sols, water, building component, above or below ground containers, or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released, Real Estate agents have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary. Current or future laws may require clean up by past, present and/or future owners and/or operators. It is the responsibility of the Seller/Lessor and Buyer/Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may wish to include in transaction documents regarding the Property.

To the best of Seller/Lessor's knowledge, Seller/Lessor has attached to this Disclosure copies of all existing surveys and reports known to Seller/Lessor regarding asbestos and other hazardous materials and undesirable substances related to the Property. Sellers/Lessors are required under Californias Health and Safety Code Section 25915 et seq. to disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, co-owners, purchasers and tenants. Buyer/Tenants have similar disclosure obligations. Sellers/Lessors and Buyers/Tenants have additional hazardous materials disclosure responsiblities to each other under California Health and Safety Code
Section 25359.7 and other California laws. Consult your attorney regarding this matter. Grubb & Ellis Company is not qualified to assist you in this matter or provide you with other legal or tax advice.


           SELLER/LESSOR                            BUYER/TENANT


By: ____________________________        By:________________________________

Title:__________________________        Title:_____________________________

Date:___________________________        Data:______________________________